UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 1, 2015

CABOT OIL & GAS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-10447	04-3072771
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Memorial City Plaza
840 Gessner Road, Suite 1400
Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 589-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b)    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On December 1, 2015, the Company appointed Ms. Dorothy M. Ables and Mr. Robert S. Boswell to the Board of Directors, effective immediately. Both Ms. Ables and Mr. Boswell are expected to stand for re-election at the annual stockholder meeting in 2016.

Ms. Ables is Chief Administrative Officer of Spectra Energy Corp, where she has served in positions of increasing responsibility for 30 years, most recently as Vice President Audit Services and Chief Ethics and Compliance Officer of its predecessor, Duke Energy. Mr. Boswell is Chairman and CEO of Laramie Energy II, LLC, a privately-held oil and gas exploration and production company active in the Piceance Basin of western Colorado, through its subsidiary, Piceance Energy, LLC.

There are no arrangements or understandings between Ms. Ables or Mr. Boswell and any other person pursuant to which she or he was selected as a director. The Company is not aware of any transaction in which Ms. Ables or Mr. Boswell has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Each of Ms. Ables and Mr. Boswell will be compensated for service on the Board of Directors under the company’s standard arrangement for non-employee directors described in its proxy statement for the 2015 annual meeting of stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABOT OIL & GAS CORPORATION

	By:	/s/ Deidre L. Shearer
Deidre L. Shearer
Corporate Secretary and Managing Counsel

Date: December 2, 2015